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                                   EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

                                                                                Jurisdiction of
                                                                                Incorporation
                                                                                ---------------
Aerospace Rivet Manufacturers Corporation                                       California
Anderton (Predecessors) Limited                                                 England
TTERUSA Inc.                                                                    New Jersey
NORCO, Inc.                                                                     Connecticut
Rancho TransTechnology Corporation                                              California
Retainers, Inc.                                                                 New Jersey
Seeger Inc.                                                                     Delaware
TransTechnology Germany Beteiligungsgesellschaft mbH                            Germany
TTC Germany GmbH & Co. OHG                                                      Germany
TransTechnology Brasil Ltda.                                                    Brazil
SSP Industries                                                                  California
SSP International Sales, Inc.                                                   California
TCR Corporation                                                                 Minnesota
TransTechnology (GB) Limited                                                    England
TransTechnology Acquisition Corporation                                         Delaware
TransTechnology Aerospace, Inc.                                                 California
TransTechnology Australasia Pty. Ltd.                                           Australia
TransTechnology International Corporation                                       Virgin Islands
TransTechnology International Corporation                                       Delaware
TransTechnology Germany GmbH                                                    Germany
TransTechnology Systems & Services, Inc.                                        Michigan